Exhibit 3.1(ii)
MOLEX INCORPORATED
RESTATEMENT OF BYLAWS
(As of May 11, 2007)

AMENDMENTS
Date of Board Action	Provision Amended

August 3, 1983	Article II , Section 2 Article III, Section 1
August 8, 1986	Article III, Section 1
June 20, 1988	Article IV, Section 9 Article IV, Section 10
May 29, 1990	Article II, Section 6
July 27, 1990	Article III, Section 1
April 21, 1995	Article III, Section 1
July 29, 1995	Article III, Section 1
April 30, 1999	Article III, Section 1
October 22, 1999	Article III, Section 1
January 31, 2003	Article III, Section 1B
May 11, 2007	Amendment and Restatement

MOLEX INCORPORATED
RESTATEMENT OF BYLAWS
(As of May 11, 2007)

i

ii

MOLEX INCORPORATED
RESTATEMENT OF BYLAWS
(As of May 11, 2007)

ARTICLE I.	OFFICES
     SECTION 1. REGISTERED OFFICE. The registered office of the Corporation shall be located in the City of Wilmington, County of New Castle, State of Delaware.
     SECTION 2. OTHER OFFICES. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II.	STOCKHOLDERS
     SECTION 1. PLACE OF MEETING. Meetings of stockholders may be held at such place, if any, as may be designated by the Board of Directors or officers calling such meetings.
     SECTION 2. ANNUAL MEETING. The annual meeting of the stockholders shall be held on a weekday on such date as the Board of Directors may determine, and shall be held at a time and place to be determined by a resolution of the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a meeting of the stockholders as soon thereafter as the Board of Directors determines is reasonably convenient.
     SECTION 3. SPECIAL MEETINGS. Special meetings of the stockholders may be called by the Chairman, Chief Executive Officer, President, the Secretary or the Board of Directors.
     SECTION 4. NOTICE. A notice stating the date, time and place (if any) of the meeting, and in case of a special meeting, the purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat not less than 10 or more than 60 days prior thereto, except as otherwise required by the Certificate of Incorporation or applicable law. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid.
     Without limiting the foregoing, any notice to stockholders given by the Corporation pursuant to this Section 4 shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation and shall also be deemed revoked if (a) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (b) such inability becomes known to the Secretary of the Corporation, the transfer agent or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by a form of electronic transmission in accordance with these Bylaws shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, upon the later of such posting and the giving of such separate notice; and (iv) if by another form of electronic transmission, when directed to the stockholder. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
     Any notice to stockholders given by the Corporation may be given by a single written notice to stockholders who share an address if consented to by the stockholders at such address to whom such notice is given. Any such consent shall be revocable by the stockholders by written notice to the Corporation. Any stockholder who fails to object in writing to the Corporation, within 60 days of having been given written notice by the Corporation of its intention to send the single notice as set forth in this Section 4 shall be deemed to have consented to receiving such single written notice.
     Any previously scheduled meeting of the stockholders may be postponed by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.
     SECTION 5. ADJOURNED MEETINGS. When a meeting is adjourned, notice of the adjourned meeting need not be given if the time and place (if any) thereof are announced at the meeting at which the adjournment is taken, if the adjournment is for not more than 30 days, and if no new record date is fixed for the adjourned meeting. At the adjourned meeting, the Corporation may transact only such business, which might have been transacted at the original meeting as originally notified.
     SECTION 6. QUORUM. The holders of a majority in voting power of the shares of capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation. Whether or not such quorum is present or represented at any meeting of the stockholders, the chairman of the meeting or, subject to the provisions of the Certificate of Incorporation, the holders of a majority in voting power of the shares of capital stock entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present or represented, only such business which may have been transacted at the meeting as originally notified may be transacted. Unless otherwise required by law, the Certificate of Incorporation, these Bylaws, the rules and regulations of any stock exchange applicable to the Corporation or pursuant to any other regulation applicable to the Corporation or its stockholders, when a quorum is present at any meeting, the vote of the holders of a majority in voting power of shares of capital stock having voting power present in person or represented by proxy shall decide any questions brought before such meeting (other than the election of directors). Except as otherwise set forth in the Certificate of Incorporation with respect to the right of the holders of any series of Preferred Stock or any other series or class of stock to elect additional directors under specified circumstances, at all meetings of stockholders for the election of directors at which a quorum is present, a plurality of the votes cast thereat shall elect directors.
     SECTION 7. VOTING. Subject to the provisions of the Certificate of Incorporation, including the rights of any holder of Preferred Stock, each stockholder shall at every meeting of the stockholders be entitled to one vote for each share of the capital stock having voting power held by such stockholder. Except as otherwise provided by the Certificate of Incorporation, elections of directors need not be by written ballot.

     Such votes may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date.
     SECTION 8. FIXING OF RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action (other than action by consent in writing without a meeting), the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (i) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, be not more than 60 nor less than ten days before the date of such meeting; and (ii) in the case of any other action (other than action by consent in writing without a meeting), shall be not more than 60 days prior to such other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose (other than action by consent in writing without a meeting) shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
     SECTION 9. ACTION WITHOUT MEETING.
     (a) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request that the Board of Directors fix a record date. The Board of Directors shall promptly, but in all events within ten days after the date on which such written notice is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to Section 8. If no record date has been fixed by the Board of Directors pursuant to Section 8 or otherwise within ten days after the date on which such written notice is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date after the expiration of such ten day time period on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. If no record date has been fixed by the Board of Directors pursuant to Section 8 or this Section 9, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting if prior action by the Board of Directors is required by applicable law shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

     (b) In the event of the delivery, in the manner provided by this Section 9 and applicable law, to the Corporation of written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent and without a meeting shall be effective until such inspectors have completed their review, determined that the requisite number of valid and un-revoked consents delivered to the Corporation in accordance with this Section 9 and applicable law have been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders. Nothing contained in this Section 9 shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).
     (c) Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days after the earliest dated written consent received in accordance with this Section 9, a valid written consent or valid written consents signed by a sufficient number of stockholders to take such action are delivered to the Corporation in the manner prescribed in this Section 9 and applicable law, and not revoked.
     SECTION 10. STOCKHOLDER NOMINATIONS AND BUSINESS PROPOSALS.
     (a) Annual Meetings of Stockholders.
          (1) Nominations and Business Proposals. Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders at an annual meeting of stockholders may be made only (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Section 10 and at the time of the annual meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 10. In order for business to be properly brought before the meeting by a stockholder, such business, as determined by the chairman of the meeting, must be a proper subject under Delaware corporate law.
          (2) Notice to Corporation. For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to this Section 10, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal place of business of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however that in the event the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such stockholder and of such beneficial owner, and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.
          (3) Increase in Number of Directors. Notwithstanding anything in this Section 10 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by these Bylaws shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal place of business of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.
     (b) Special Meetings of Stockholders.
          (1) Nominations of Directors. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 10, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 10.
          (2) Notice to Corporation. Only such business shall be conducted at a special meeting of stockholders as shall have been set forth as the purpose(s) of the special meeting in the Corporation’s notice of the special meeting. Nominations by stockholders of persons for election to the Board of Directors may be made at a special meeting of stockholders if a stockholder’s notice shall be delivered to the Secretary at the principal place of business of the Corporation not earlier than the 90th day prior to the special meeting and not later than the close of business on the later of the 60th day prior to the special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at the meeting. Stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as director if elected), and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the name and address of such stockholder and of such beneficial owner, and the class and number of shares of the Corporation which are owned beneficially and of records by such stockholder and such beneficial owner.
     (c) General.
          (1) Acceptance of Nominations and Proposals. The Secretary shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 10. The Secretary shall make any such determination and shall notify the interested stockholder of such determination (including the reasons for any determination that the interested stockholder’s nomination or proposal was not made in compliance with this Section 10) within fifteen days after the Corporation’s receipt of the stockholder’s notice required by this Section 10. If the Secretary determines that such nomination or proposal is not in compliance with this Section 10, the interested stockholder shall have until the later of the expiration of the applicable notice period or five days after receipt by such stockholder of any such notice declaring that such stockholder’s nomination or proposal was not made in compliance with this Section 10 to rectify any deficiency cited in such notice and to resubmit such stockholder’s nomination or proposal to the Secretary at the principal place of business of the Corporation. Any resubmitted nomination or proposal shall contain only such nominations or proposals as were submitted to the Corporation in such stockholder’s notice which did not comply with this Section 10. The Secretary shall determine whether any such resubmitted nomination or proposal is in compliance with this Section 10, and shall notify the interested stockholder of such determination (including the reasons for any determination that the interested stockholder’s resubmitted nomination or proposal was not made in compliance with this Section 10), within five additional days of the Corporation’s receipt of such stockholder’s resubmitted nomination or proposal.
          (2) Compliance with Exchange Act. Notwithstanding the foregoing provisions of this Section 10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 10. Nothing in this Section 10 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or the rights of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provision of the Certificate of Incorporation.
          (3) Definitions. For purposes of this Section 10, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
     SECTION 11. LIST OF STOCKHOLDERS ENTITLED TO VOTE. The Secretary shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting, or (ii) during ordinary business hours at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. Except as otherwise provided by law, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 11 or to vote in person or by proxy at any meeting of stockholders.
     SECTION 12. INSPECTOR OF ELECTIONS. The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

ARTICLE III.	DIRECTORS
     SECTION 1. GENERAL. The business and affairs of the Corporation shall be managed by the Board of Directors. Directors need not be stockholders.
     (a) Election and Tenure of Directors. Directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article III, and each director elected shall hold office until the earlier of the annual meeting when his or her term expires, his or her death, retirement or resignation or until his or her respective successor is duly elected and qualified. The Board of Directors shall be divided into three classes of directors, known as Class I, Class II and Class III, with the term of office of one Class expiring each year. Each Class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. At each annual meeting of stockholders, successors to the Class of directors whose term expires at that meeting shall be elected for a term expiring at the third annual meeting following their election and until their successors shall be elected and qualified, subject to prior death, retirement, resignation or removal.
     (b) Number of Directors. The board shall comprise a number of not less than six nor more than 15 directors as determined by resolution of the Board of Directors. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as director of the Class of which he or she is a member until the expiration of such director’s current term or his or prior death, retirement, resignation or removal, and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three Classes of directors such that the Classes are as nearly equal as possible, and each director so elected shall hold office for the same term as the other members of the Class to which the director is assigned. No decrease in the number of directors constituting the whole Board of Directors shall shorten the term of an incumbent director.
     (c) Directors Elected by Preferred Stockholders. Notwithstanding the foregoing provisions, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Certificate of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to the provision of the Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes unless expressly provided by such terms.
     SECTION 2. VACANCIES. Except as otherwise provided by law or the Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled solely by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual election or until their respective successors are duly elected and qualified.

     SECTION 3. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this by-law, immediately following the annual meeting of stockholders at the place thereof; provided that if such annual meeting is held by remote communication, a notice of the regular meeting of the Board of Directors specifying the place thereof shall be provided to each director in accordance with Section 5 of this Article III. The Board of Directors may provide, by resolution, the time and place, whether within or without the State of Delaware, for the holding of additional regular meetings without other notice than such resolution.
     SECTION 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board or the Chief Executive Officer or any director. The person or persons authorized to call special meetings of the Board of Directors may fix any place for holding any special meeting of the Board of Directors called by them.
     SECTION 5. NOTICE. Notice of any special meeting shall be given at least two days prior thereto in any form permitted by law and delivered to the directors in any manner permitted by law, including by telephone, facsimile or other means of electronic communication. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid.
     SECTION 6. QUORUM. At all meetings of the Board, a majority of the total number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise provided by the Certificate of Incorporation or applicable law. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
     SECTION 7. ACTION WITHOUT MEETING. Unless otherwise restricted the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board or committee in accordance with applicable law.
     SECTION 8. ACTION BY CONFERENCE TELEPHONE. Unless otherwise restricted by the Certificate of Incorporation or applicable law, members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Bylaw shall constitute presence in person at such meeting.
     SECTION 9. COMMITTEES. The Board of Directors, by resolution adopted by the majority of the whole Board, may designate one or more committees, each committee to consist of two or more directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not a member of the Board of Directors, to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in such resolution, shall have any may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the bylaws of the Corporation; and, unless the resolution expressly so provides, such committee shall not have the power or authority to declare a dividend or to authorize the issuance of stock.
     SECTION 10. COMPENSATION OF DIRECTORS. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of a committee may be allowed like compensation for attending committee meetings.

ARTICLE IV.	OFFICERS
     SECTION 1. NUMBER. The officers of the Corporation shall consist of a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, and a Treasurer. Any two or more offices may be held by the same person.
     SECTION 2. ELECTION AND TERM OF OFFICE. The Chairman of the Board, the Chief Executive Officer, President, Treasurer and Secretary shall be elected by the Board of Directors. In addition, the Board of Directors shall designate those officers of the Corporation who shall be “executive officers” as such term is used under the federal securities laws. If the Corporation has a Chief Financial Officer and/or a Chief Accounting Officer, such officer(s) shall be elected by the Board of Directors. All other officers and assistant officers and agents as may be deemed necessary may be elected by the Board of Directors or appointed in writing by the Chief Executive Officer of the Corporation. Officers elected by the Board of Directors may be removed at any time by the affirmative vote of the Board of Directors. Officers appointed by the Chief Executive Officer may be removed at any time by the affirmative vote of the Board of Directors or by the written consent of the Chief Executive Officer. Vacancies occurring with respect to any office shall be filled by the Board of Directors or in writing by the Chief Executive Officer (but only if the vacancy occurs with respect to an officer initially appointed by the Chief Executive Officer). An officer may resign at any time upon written notice to the Corporation. Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal.
     SECTION 3. THE CHAIRMAN OF THE BOARD. The Chairman of the Board shall be elected by the Board of Directors from their own number by ballot; he shall preside at all meetings of the stockholders and of the Board of Directors; and he shall have such duties and shall supervise such matters as may be designated to him by the Board of Directors.
     SECTION 4. THE CHIEF EXECUTIVE OFFICER. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, the Chief Executive Officer of the Corporation shall be the principal executive officer of the Corporation; in the absence of the Chairman of the Board, he shall preside at all meetings of the stockholders; he shall have the responsibility for the general management and control of the business and affairs of the Corporation; he shall see that all orders and resolutions of the Board of Directors are carried into effect; and he shall perform all duties and have all powers that are commonly incident to the office of chief executive or that are delegated to him by the Board of Directors.
     SECTION 5. THE PRESIDENT. The President shall be the chief operating officer of the Corporation and shall be subject to the general supervision, direction, and control of the Chief Executive Officer unless the Board of Directors provides otherwise. In the absence of the Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to the restrictions upon the Chief Executive Officer.

     SECTION 6. THE VICE PRESIDENTS. In the absence of the Chief Executive Officer, the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. He shall perform such other duties as from time to time may be assigned to him by the Chief Executive Officer, the President or by the Board of Directors.
     SECTION 7. THE SECRETARY. The Secretary shall keep the minutes of the proceedings of the stockholders and the Board of Directors; he shall give, or cause to be given; all notices in accordance with the provisions of these Bylaws or as required by law; he shall be custodian of the corporate records and of the seal of the Corporation; he shall keep at the registered office or principal place of business of the Corporation a record of the stockholders of the Corporation, giving the names and addresses of all such stockholders (which addresses shall be furnished to the Secretary by such stockholders) and the number and class of the shares held by each; he shall have general charge of the stock transfer books of the Corporation; and in general he shall perform all duties as from time to time may be assigned to him by the Chief Executive Officer or by the Board of Directors.
     SECTION 8. THE TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep, or cause to be kept, correct and complete books and records of account, including full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors; and in general he shall perform all the duties incident to the office of Treasurer and such other duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chief Executive Officer or the Board of Directors.
     SECTION 9. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant Secretaries and Assistant Treasurers, if any, in general shall perform such duties as from time to time may be assigned to them by the Secretary, or the Treasurer, respectively, or by the Chief Executive Officer or the Board of Directors.
     SECTION 10. VICE CHAIRMAN OF THE BOARD. The Board of Directors may, at its discretion, elect one or more Vice Chairman of the Board of Directors. In the absence of the Chairman or his inability to perform his duties, the Vice Chairman shall preside at any stockholders meetings and of the Board of Directors and otherwise perform whatever duties that are performed by the Chairman.

ARTICLE V.	CERTIFICATES OF STOCK
     SECTION 1. SIGNATURE BY OFFICERS. Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board of Directors, the Chief Executive Officer, the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.
     SECTION 2. FACSIMILE SIGNATURES. Where a certificate is signed by a Transfer Agent of the Corporation, the signature of the Chairman of the Board of Directors, President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.
     SECTION 3. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.
     SECTION 4. TRANSFER OF STOCK. Upon surrender to the Corporation or the Transfer Agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.
     SECTION 5. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

ARTICLE VI.	CONTRACT, LOANS, CHECKS AND DEPOSITS
     SECTION 1. CONTRACTS. When the execution of any contract or other instrument has been authorized by the Board of Directors without specification of the executing officers, the Chief Executive Officer, the President, or any Vice President, and the Secretary, or any Assistant Secretary, may execute the same in the name of and on behalf of the Corporation and may affix the corporate seal thereto.
     SECTION 2. LOANS. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors.
     SECTION 3. CHECKS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

ARTICLE VII.	DIVIDENDS
     SECTION 1. DECLARATION OF DIVIDENDS. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to and in accordance with applicable law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

     SECTION 2. RESERVES. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE VIII.	FISCAL YEAR
     The fiscal year shall begin the first day of July and end on the last day of June in each year but this determination shall be subject to change by the Board of Directors.

ARTICLE IX.	WAIVER OF NOTICE
     Whenever any notice whatever is required to be given by law, the Certificate of Incorporation or these bylaws, a written waiver thereof, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transactions of business because the meeting is not lawfully called or convened.

ARTICLE X.	SEAL
     The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to the impressed or affixed or reproduced otherwise.

ARTICLE XI.	AMENDMENTS
     These Bylaws may be altered, amended or repealed and new Bylaws adopted at any regular or special meeting of the Board of Directors by a majority vote of the directors present at the meeting.